Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, the undersigned hereby agree to the joint filing of a Statement on Schedule 13D (including any and all amendments thereto) with respect to the common stock, par value $0.001, of Cotiviti Holdings, Inc. and further agree that this Joint Filing Agreement be included as an exhibit thereto.

Dated as of June 29, 2018

VERSCEND TECHNOLOGIES, INC.

By:	/s/ Emad Rizk
Name: Emad Rizk
Title: Chief Executive Officer and President

VERSCEND HOLDING CORP.

By:	/s/ Emad Rizk
Name: Emad Rizk
Title: Chief Executive Officer and President

VERSCEND HOLDING II CORP.

By:	/s/ Emad Rizk
Name: Emad Rizk
Title: Chief Executive Officer and President

VERSCEND INTERMEDIATE HOLDING CORP.

By:	/s/ Emad Rizk
Name: Emad Rizk
Title: Chief Executive Officer and President

VERSCEND HOLDINGS LLC
By	Veritas Capital Fund Management, L.L.C., acting as the Non-Member Manager

By:	/s/ Ramzi M. Musallam
Name: Ramzi M. Musallam
Title: Chief Executive Officer and Managing Partner of Veritas Capital Fund Management, L.L.C., the non-member manager of Verscend Holdings LLC

THE VERITAS CAPITAL FUND V, L.P.
By: Veritas Capital Partners V, L.L.C., its General Partner

By:	/s/ Ramzi M. Musallam
Name: Ramzi M. Musallam
Title: Managing Partner of Veritas Capital Partners V, L.L.C., the general partner of The Veritas Capital Fund V, L.P.

VERITAS CAPITAL PARTNERS V, L.L.C.

By:	/s/ Ramzi M. Musallam
Name: Ramzi M. Musallam
Title: Managing Partner

RAMZI M. MUSALLAM

/s/ Ramzi M. Musallam